UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2025

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2025, Mariano Dall’Orso, Chief Operating Officer of Unicoin Inc. (the “Company”), was named as a Strategic Advisor to the Chief Executive Officer, effective March 10, 2025, and Mr. Dall’Orso no longer holds the title of Chief Operating Officer of the Company.

In addition, on March 10, 2025, the Company appointed Germán Montoya to serve as Chief Operating Officer, effective immediately.

Mr. Montoya, age 52, has over two decades of experience in technological transformation, venture building and strategic growth. Prior to joining the Company, Mr. Montoya served as the founder and Chief Executive Officer of Wao!, a social e-commerce platform, from October 2020 to February 2024, where he also served as a board member until August 2024. Previously, Mr. Montoya served as founding partner of Fuel Venture Capital, a technology fund, from January 2017 to December 2019. Additionally, Mr. Montoya currently serves as a board member of Rokk3r, which he co-founded in 2012, and AdMobilize, where has served as a board member since 2012. Mr. Montoya received a BS in Applied Economics and Business Management from Cornell University and received a fellowship in Economics at the Harvard Kennedy School.

There are no arrangements or understandings between Mr. Montoya and any other person pursuant to which Mr. Montoya was appointed as Chief Operating Officer. There are no family relationships between Mr. Montoya and any of the Company’s existing directors or executive officers, and there are no transactions between Mr. Montoya and the Company that would be reportable under Item 404(a) of Regulation S-K.

On March 10, 2024, the Company entered into a Service Agreement (the “Service Agreement”) with Mr. Montoya, pursuant to which Mr. Montoya shall serve an independent contractor to the Company. Pursuant to the Service Agreement, Mr. Montoya shall receive an annual base salary of (i) $100,000 and (ii) 120,000 unicoins or unicoin rights. Additionally, per the Service Agreement, Mr. Montoya is eligible to receive additional performance-based bonuses and other discretionary payments.

The foregoing description of the Service Agreement is not complete and is qualified in its entirety by reference to the full text of the Service Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Service Agreement, dated March 10, 2025, by and between Unicoin Inc. and Germán Montoya.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: March 14, 2025

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